Exhibit 11

                                        Texfi Industries, Inc.

                                   Computation of Earnings Per Share


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                                                              Fiscal Year
                                                     1995       1994           1993

NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
  Balance at beginning of period .........       8,652,621     7,696,416       7,609,508
  Stock options exercised ................           3,069         1,381          89,186
  Stock tendered as payment for option
   shares ................................                          --            (3,800)
  Stock issued (canceled) under restricted
   stock plan.............................         (5,000)        (6,385)          1,000
       Stock issued on conversion of
   debentures ............................                          --               522
  Treasury stock sold.....................                       924,000           --
  Deferred compensation...................                        37,209           --
                                                ----------    ----------      -----------
          Balance at end of period .......       8,650,690     8,652,621       7,696,416
                                                ==========    ==========      ==========


PRIMARY:
  Net income (loss) (see Note 1) .........     $(16,914,000)$ (8,351,000)   $ (8,483,000)
  Less dividends on and accretion of issue
   costs on redeemable cumulative preferred
   stock .................................           --            --           (555,000)
                                               -----------   ------------   ------------
  Net income (loss) applicable to common
   stockholders ..........................     $(16,914,000)$ (8,351,000)   $ (9,038,000)
                                               ============ ============    ============

  Weighted average number of shares outstanding:
   Common stock outstanding for the period
    based on a daily weighted average ....        8,651,668    8,107,507      7,675,806
   Common stock equivalents - outstanding
    stock options computed on the treasury
    stock method using average market
    price ................................           --            --            --
                                               ------------  ------------   -------
  Weighted average number of common and
   common equivalent shares outstanding ...       8,651,668    8,107,507      7,675,806
                                               ============  ===========   ============

  Per common share amounts:
   Net income (loss) .....................         ($1.96)      $(1.03)        $(1.18)
                                               ============  ============   ==========

FULLY DILUTED:
  Net income (loss) (see Note 1) .........     $16,914,000) $ (8,351,000)  $ (8,483,000)
  Add interest on convertible debentures,
   net of income tax effect ..............         425,000       397,000        417,000
  Less dividends on and accretion of issue
   costs on redeemable cumulative preferred
   stock .................................                        --           (555,000)
                                               -----------  ------------   ------------
  Net income (loss) applicable to common
   stockholders ..........................    $(16,489,000) $ (7,954,000)  $ (8,621,000)
                                              ============= ============   ============

Weighted avg. number of shares outstanding:
  Common stock outstanding for the period
   based on a daily weighted average .....       8,651,668     8,107,507      7,675,806
  Common stock equivalents - outstanding
   stock options computed on the treasury
   stock method by using end-of-period
   market prices in lieu of average market
   prices ................................           --            --             --
  Increase in common shares assuming
   conversion of the 11-1/4% Convertible
   Senior Subordinated Debentures ........         528,647     528,647        528,825
                                               ----------- -----------   ------------
Weighted average number of common and
 common equivalent shares outstanding .....     9,180,315     8,636,154      8,204,631
                                               =========== ============   ============

Per Common Share amounts:
  Excluding Convertible Debenture Shares:
   Net income (loss) .....................        $(1.96)      $(1.03)        $(1.18)
                                               ===========  ============   ==========

  Including Convertible Debenture Shares:
   Net income (loss) .....................        $(1.80)      $(0.92)        $(1.05)
                                               ===========  ============   ==========

NOTE 1: Refer to Notes 1J. and 7 to the Consolidated Financial Statements appearing in Registrant's 1995 Annual Report to Stockholders included as item 8 of this document.


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